Exhibit 10.37
RED TRAIL ENERGY, LLC
AUDIT COMMITTEE CHARTER
ADOPTED ON April 9, 2007
I. PURPOSE
     The primary functions of the Audit Committee (the “Committee”) are to assist the Board of Governors of Red Trail Energy, LLC (the “Company”) with the oversight of (i) the Company’s accounting and financial reporting processes and audits of the Company’s financial statements and (ii) the qualifications, independence, appointment, retention, compensation and performance of the Company’s registered public accounting firm. The term “registered public accounting firm” as used herein shall mean any public accounting firm registered with the Public Company Accounting Oversight Board (the “Accounting Board”) under Section 102 of the Sarbanes-Oxley Act of 2002 that performs the auditing function for the Company. Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. It is not the duty of the Committee to conduct audits, to establish and maintain disclosure controls and procedures and internal controls over financial reporting, or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Company management, and subject to audit by the Company’s registered public accounting firm.
II. EFFECTIVE DATE, COMPOSITION AND INDEPENDENCE
     This Charter shall become effective upon the effective date (the “Effective Date”) of the Company’s filing with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Subject to any permitted exceptions, exemptions and phase-in compliance periods of the Nasdaq Stock Market Listing Standards, the Committee shall consist of three or more governors of the Company, as the Board of Governors may determine, each of whom shall meet the independence and other qualification requirements of the Exchange Act, the rules and regulations thereunder and the applicable rules of the Nasdaq Stock Market Listing Standards. Consistent with the applicable exceptions, exemptions and phase-in periods, the Committee only shall be required to include: (i) one independent director during the 90 day period following the Effective Date; and (ii) a majority of independent directors thereafter until the first anniversary of the Effective Date. At least one of the Committee members must satisfy the financial sophistication requirements of the listing standards of the Nasdaq Stock Market, and the Committee shall use diligent efforts to assure that at least one member qualifies as an “audit committee financial expert,” as defined by rules of the SEC.

III. MEETINGS AND PROCEDURES
     The Committee shall meet at least once every fiscal quarter. The Committee may request that members of management, representatives of the registered public accounting firm and others attend meetings and provide pertinent information, as necessary. In order to foster open communications, the Committee shall meet at such times as it deems appropriate or as otherwise required by applicable law, rules or regulations in separate executive sessions to discuss any matters that the Committee believes should be discussed privately. Committee meetings will be governed by the quorum and other procedures generally applicable to meetings of the Board of Governors under the Company’s Operating Agreement, unless otherwise stated by resolution of the Board of Governors.
IV. RESPONSIBILITIES AND DUTIES
     A. General Matters
1.	The Committee, in its capacity as a committee of the Board of Governors, shall be directly responsible for the appointment, compensation, retention (including termination) and oversight of the work of the registered public accounting firm (including resolution of disagreements between management and the registered public accounting firm regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The registered public accounting firm shall report directly to and be accountable to the Committee.

2.	To the extent required by applicable law, rules and regulations, the Committee shall pre-approve all auditing services and non-audit services (including the fees and terms thereof) permitted to be provided by the Company’s registered public accounting firm contemporaneously with the audit, subject to certain de minimus exceptions for permitted non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which shall be approved by the Committee prior to the completion of the audit.

3.	The Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. The Committee shall determine the extent of funding to be provided by the Company for payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any independent counsel and other advisers retained to advise the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

4.	The Committee may form subcommittees consisting of one or more members and delegate to such subcommittees authority to perform specific functions, including without limitation pre-approval of audit and non-audit services, to the extent permitted by applicable law, rules and regulations.
     B. Oversight of the Company’s Relationship with the Auditors
     With respect to any registered public accounting firm that proposes to perform audit services for the Company, the Committee shall:
1.	On an annual basis, review and discuss all relationships the registered public accounting firm has with the Company in order to consider and evaluate the registered public accounting firm’s continued independence. In connection with its review and discussions, the Committee shall: (i) ensure that the registered public accounting firm submits to the Committee a formal written statement (consistent with the Accounting Board independence standards as then in effect) delineating all relationships and services that may impact the objectivity and independence of the registered public accounting firm; (ii) discuss with the registered public accounting firm any disclosed relationship, services or fees (audit and non-audit related) that may impact the objectivity and independence of the registered public accounting firm; (iii) review the registered public accounting firm’s statement of the fees billed for audit and non-audit related services, which statement shall specifically identify those fees required to be disclosed in the Company’s annual proxy statement; (iv) satisfy itself as to the registered public accounting firm’s independence; and (v) obtain and review a report by the registered public accountants describing their internal quality control procedures and any material issues raised by the most recent internal quality review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years and any steps taken to deal with such issues.

2.	Ensure the rotation of the lead (or coordinating) audit partner and other significant audit partners as required by applicable law, rules and regulations.

3.	Establish clear hiring policies for employees or former employees of the registered public accounting firm proposed to be hired by the Company that meet applicable SEC regulations and Nasdaq Stock Market Listing Standards. In addition, on an annual basis, confirm that the registered public accounting firm is not disqualified from performing any audit service for the Company due to the fact that any of the Company’s chief executive officer, chief financial officer, controller, chief accounting officer (or a person serving in an equivalent position) was employed by that registered public accounting firm and participated in any capacity in the audit of the Company during the one-year period preceding the date of the initiation of the audit of the current year’s financial statements.

4.	Establish with the registered public accounting firm the scope and plan of the work to be performed by the registered public accounting firm as part of the audit for the fiscal year.
     C. Financial Statements and Disclosure Matters
     With respect to the Company’s financial statements and other disclosure matters, the Committee shall:
1.	Review and discuss with management and the registered public accounting firm the Company’s quarterly financial statements.

2.	Review and discuss with management and the registered public accounting firm the Company’s annual audited financial statements and the report of the registered public accounting firm thereon.

3.	Review and discuss all material correcting adjustments identified by the registered public accounting firm in accordance with generally accepted accounting principles and SEC rules and regulations that are reflected in each annual and quarterly report that contains financial statements, and that are required to be prepared in accordance with (or reconciled to) generally accepted accounting principles under Section 13(a) of the Exchange Act and filed with the SEC.

4.	Review and discuss all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that have or are reasonably likely to have a current or future effect on financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources, which are required to be disclosed in response to Item 303, Management’s Discussion and Analysis of Financial Condition and Results of Operation, of Regulation S-K.

5.	Discuss with management and the registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any judgments about the quality, appropriateness and acceptability of the Company’s accounting principles, significant changes in the Company’s selection or application of accounting principles and any other significant changes to the Company’s accounting principles and financial disclosure practices that are suggested by the registered public accounting firm or management.

6.	Review with management, the registered public accounting firm and the Company’s counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities with relevant jurisdiction.

7.	The review and discussions hereunder with respect to audits performed by the registered public accounting firm shall include the matters required to be discussed by the Accounting Board auditing standards then in effect. These matters would include the auditor’s responsibility under generally accepted auditing standards, the Company’s significant accounting policies, management’s judgments and accounting estimates, significant audit adjustments, the auditor’s responsibility for information in documents containing audited financial statements (e.g., MD&A), disagreements with management, consultation by management with other accountants, major issues discussed with management prior to retention of the auditor and any difficulties encountered in the course of the audit work.

8.	Receive and review all other reports required under the Exchange Act to be provided to the Committee by the registered public accounting firm including, without limitation, reports on (i) all critical accounting policies and practices used by the Company, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm, and (iii) all other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

9.	Following completion of its review of the annual audited financial statements, recommend to the Board of Governors, if appropriate, that the Company’s annual audited financial statements and the report of the registered public accounting firm thereon be included in the Company’s annual report on Form 10-K filed with the SEC.

10.	Prepare the Audit Committee report required by the SEC to be included in the Company’s annual proxy statement and any other Committee reports required by applicable laws, rules and regulations.
     D. Internal Controls and Compliance Matters
     With respect to the Company’s internal controls over financial reporting and compliance matters:
1.	When applicable, review and assess any disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Company’s Forms 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls over financial reporting.

2.	When applicable, review and discuss with management and the registered public accounting firm any major issues as to the adequacy of the design or operation of the Company’s internal controls over financial reporting, any special steps adopted in light of significant deficiencies or material weaknesses therein and the adequacy of disclosures about changes in internal controls over financial reporting.

3.	When applicable, review and discuss with management and the registered public accounting firm management’s annual assessment of the Company’s internal controls over financial reporting and the registered public accounting firm’s attestation report thereon.

4.	Establish and review procedures within the time period required by applicable law, rules and regulations for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
E. Other Miscellaneous Matters
The Committee shall also have the responsibility to:
1.	Review and discuss the Company’s practices regarding earnings press releases, as well as financial information.

2.	Review and discuss all corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

3.	Review and approve all related-party transactions (i.e., those transactions required to be disclosed in response to Item 404, Certain Relationships and Related Transactions, of Regulation S-K) for potential conflict of interest situations on an ongoing basis, unless otherwise delegated to another committee of the Board of Governors consisting solely of independent governors.

4.	If required by applicable law, rules or regulations, review and approve (i) the adoption of, and any change to or waiver of, the Company’s code(s) of business conduct and ethics applicable to governors, senior financial officers (including the chief executive officer, chief financial officer, controller, or persons performing similar functions) or employees, and (ii) any disclosure made in the manner permitted by SEC rules that is required to be made regarding such change or waiver, unless these duties are otherwise delegated to another committee of the Board of Governors consisting solely of independent governors.

5.	Review and discuss with management and the registered public accounting firm the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures (including management’s risk assessment and risk management policies).

6.	Review with management and the registered public accounting firm the sufficiency in number and the quality of financial and accounting personnel of the Company.

7.	Review and reassess the adequacy of this Charter annually and recommend to the Board of Governors any changes or amendments the Committee deems appropriate.

8.	Perform any other activities consistent with this Charter, the Company’s Operating Agreement and governing law as the Committee or the Board of Governors deems necessary or appropriate.